UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 30, 2009
_________________________

ILLINOIS TOOL WORKS INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4797	36-1258310
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3600 West Lake Avenue, Glenview, IL		60026-1215
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 847-724-7500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Under the Company’s 1993 Executive Contributory Retirement Income Plan (“ECRIP”), certain executives may elect to defer a portion of their salary and/or executive incentive payments and receive the matching contributions they would otherwise receive if such deferrals had been made under our tax-qualified Savings and Investment Plan (in lieu of any matching contributions under the tax-qualified plan), without regard to IRS-imposed limits.  Amounts deferred and related Company contributions receive interest at 130% of the monthly Moody’s Corporate Bond Yield Average (the “Moody’s Rate”) if the executive reaches retirement eligibility as defined in the plan or his or her employment ends due to death or disability.  If the executive’s employment terminates prior to death, disability or retirement, such amounts receive interest at 100% of the Moody’s Rate.  At its October 30, 2009 meeting, the Company’s Board of Directors approved an amendment to the ECRIP to discontinue the crediting of 130% of the Moody’s Rate on deferrals and Company contributions made after December 31, 2009, such that the 100% of Moody’s Rate would apply for these amounts under all circumstances.  Deferrals and Company contributions made prior to January 1, 2010 remain entitled to receive 130% of the Moody’s Rate if the executive reaches retirement eligibility or his or her employment ends due to death or disability.

Item 9.01Financial Statements and Exhibits

(d)	Exhibits

	Exhibit Number	Exhibit Description
	10	Executive Contributory Retirement Income Plan, as amended and restated, effective January 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ILLINOIS TOOL WORKS INC.

Dated: November 5, 2009	By: /s/Randall J. Scheuneman
Randall J. Scheuneman
Vice President & Chief Accounting Officer
(Principal Accounting Officer and Duly Authorized Officer)